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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan of our report dated March 27, 2003, with respect to the consolidated financial statements of OMNI Energy Services Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

New Orleans, Louisiana
October 27, 2003